EXHIBIT 10.45
		       AMENDED AND RESTATED LICENSE AGREEMENT
		       --------------------------------------

	THIS AMENDED AND RESTATED LICENSE AGREEMENT (the "Agreement") entered into this 24th day of May, 1996 by and between MICROWAVE MEDICAL SYSTEMS, INC., a Delaware corporation, having a place of business at 310-312 School Street, Acton, Massachusetts 01720 ("Licensor")

				      and

ARROW INTERNATIONAL, INC., a Pennsylvania corporation, having a place of business at 3000 Bernville Road, Reading, Pennsylvania 19605 ("Licensee").

	WHEREAS, Licensee is engaged in the manufacture and sale of medical and scientific products for and to the medical profession and others; and

	WHEREAS, Licensor is the owner of all rights in U.S. Patent No. 4,583,556 to a Microwave Applicator/Receiver Apparatus and Japanese Patent No. 1426077 and has the right to grant an exclusive license under the patents and any patents issuing on applications which claims priority from the applications which form the basis for said patents; and

	WHEREAS, Licensor is the owner and possessor of certain know-how, plans and drawings pertaining to the manufacture of the Licensed Products (as hereinafter defined); and

	WHEREAS, Licensee has assisted in funding Licensor's development of part of the Licensed Products, and both Licensor and Licensee wish to continue the development of such products; and

	WHEREAS, on September 22, 1993 Licensor and Licensee entered into a certain License and Exclusive Supply Agreement (the "Prior Agreement"), a copy of which is attached hereto and marked Exhibit "A" and the Licensor and the Licensee desire to amend and restate the Prior Agreement and intend that this Agreement shall constitute said amendment and restatement of the Prior Agreement.

	NOW, THEREFORE, in consideration of the above premises and mutual covenants and conditions herein contained, the parties hereto, INTENDING TO BE LEGALLY BOUND HEREBY, agree as follows:

	1.      Definitions.    Whenever used in this Agreement, unless
		-----------
otherwise indicated in the context, the following terms shall have the meanings defined in this Section 1.

		(a) Know-How means all of Licensor's trade secrets, technical know-how and other knowledge, information, plans, drawings, instructions, software and engineering advice relating to any and all of the Licensed Products developed by Licensor that Licensor, in its reasonable determination, believes can be used in the myocardial ablation field and any components thereof (but excluding Radiometer Know-How), and necessary and/or desirable for the manufacture of any or all of the Licensed Products exclusive of any radiometer temperature sensing device; and shall also include all future updates, modifications, changes and additions to the Know-How as same exists on the date of this Agreement which updates, modifications, changes and additions shall be delivered to Licensee as same come into existence during the term of this Agreement.

		(b) Licensed Products means a microwave generator and display and a disposable cathetercontaining a microwave antenna used for ablation/heating of myocardial tissue (hereinafter referred to as a "Catheter" or "Catheters") with a thermocouple based temperature sensing device (or any other temperature sensing device acceptable to Licensee) with logic and feedback circuitry coupled to the generator; provided, however,

				     2

that the term Licensed Products, as used in this Agreement, shall mean the products described above in this section only to the extent that they may be used in the ablation or heating of myocardial tissue, and nothing in this Agreement shall restrict the Licensor from using such products or the Know-How or permit the Licensee to use such products or the Know How for any other purpose. Licensed Products shall also inlcude any future improvements to the microwave generator and/or display that can be utilized for the purpose of ablation or heating of myocardial tissue.

		(c) Patent Rights means all of Licensor's U.S., Japanese and other patents (including U.S. Patent No. 4,583,556 and Japanese Patent 1426077 attached hereto as Exhibit "B") now, or during the term of this Agreement hereafter issued, relating to the Licensed Products and/or any component thereof (including, without limitation, the use of the Licensed Products and components thereof) and to any apparatus or process useful for the manufacture of Licensed Products and components thereof.

		(d) Radiometer Know-How means all of the Licensor's trade secrets, technical know-how and other knowledge, information, plans, drawings, instructions, software and engineering advice relating to Licensor's miniature radiometer temperature sensing device developed by Licensor and used or usable with an ablation generator.

	2.      License.
		-------
		(a) Licensor hereby grants, and Licensee hereby accepts, upon the terms and conditions set forth in this Agreement, (i) a worldwide exclusive license under the Patent Rights and Know-How to make, have made, use, sell, and put into use the Licensed Products, exclusive of Licensor's miniature radiometer temperature sensing device, for use in the myocardial

				     3

ablation field only, (ii) a worldwide exclusive license to make use of the Patent Rights and any and all other U.S. and foreign patents issued to Licensor pertaining in any manner to the Licensed Products developed by Licensor that Licensor, in its reasonable determination, believes can be used in the myocardial ablation field exclusive of Licensor's miniature radiometer temperature sensing device, for use in the myocardial ablation field only, (iii) and the exclusive right to use worldwide Licensor's Know-How for the manufacture of the Licensed Products exclusive of Licensor's miniature radiometer temperature sensing device, for use in the myocardial ablation field only, as and when provided in Subsection 3(b) below; and (iv) a worldwide exclusive license to use, sell, and put into use any Licensed Products that include Licensor's radiometer temperature sensing device for use in the myocardial ablation field only. Licensee may not sublicense the license granted hereby.

		(b)     Modifications by Licensee.  Licensee may, in such
			-------------------------
manner as it deems fit and at its sole cost and expense, modify, alter, change or improve any component or assembly of components which comprise the Licensed Products and use the same, by itself or in combination with any other product, component, or assembly of components; provided, however, that such modifications, alterations, changes or improvements shall not excuse Licensee from its obligation to pay royalties hereunder so long as such products are covered by the Patent Rights and/or this Agreement.

	3.      Supply by Licensor; Licensee's Right to Manufacture.
		---------------------------------------------------
		(a) During the term of this Agreement, Licensor will work only with Licensee in the continued development of the Licensed Products, other than Licensor's miniature radiometer temperature sensing device, and the development of other devices for microwave heating/ablation

				      4

of myocardial tissue (exclusive of Licensor's miniature radiometer temperature sensing device); and will supply only Licensee with Licensed Products (with or without Licensor's miniature radiometer temperature sensing device, as determined by Licensee) for use in myocardial tissue heating/ablation. Licensee will not work with any microwave development company other than Licensor in the development of microwave generators or other comparable microwave systems for microwave heating/ablation of myocardial tissue. Licensee agrees to purchase from Licensor any new improvements to the Licensed Products developed by Licensor which Licensee desires to incorporate into the Licensed Products, so long as Licensor can produce and deliver said improvements to Licensee in a timely manner.

		(b) As hereinabove set forth in Section 2 of this Agreement, Licensee has the right to use the Know-How and the Patent Rights if Licensee decides to manufacture the Licensed Products (exclusive of Licensor's miniature radiometer temperature sensing device) as provided for in this Agreement; provided, however, Licensee shall not use such Know-How for any purpose, including, without limitation, the obtaining of pricing information from vendors, until:

			(i)     Licensee shall hereafter order from
Licensor at least twenty (20) Licensed Products with or without Licensor's miniature radiometer temperature sensing device, as determined by Licensee (exclusive of any Catheters); and

			(ii) Licensee shall have paid one-third (1/3) of the purchase price for the aforesaid Licensed Products (exclusive of any Catheters) that may be ordered by Licensee from Licensor.

				       5

		(c) Notwithstanding anything contained in this Agreement to the contrary, if Licensee desires to purchase Licensor's miniature radiometer temperature sensing device and Licensor is willing to sell Licensor's miniature radiometer temperature sensing device to Licensee, then Licensee may manufacture Licensed Products that include the Licensor's miniature radiometer temperature sensing device purchased from Licensor for use in the myocardial ablation field only.

		(d) Notwithstanding Subsection (b) above, the existing documentation containing the Know-How shall be delivered to Licensee at the time of the payment to Licensor provided for in Subsection 4(a) below at which time Licensee shall have the right to inspect such documentation to satisfy itself that all of the necessary and applicable Know-How is being delivered to Licensee. It is understood that as of the present time the drawings consisting of part of the Know-How contain notations of change orders which have not, as yet, been incorporated into said drawings. Licensor agrees that within thirty (30) days after the date of the execution of this Agreement, Licensor will cause the Know-How to be brought up to date by preparing new drawings incorporating all of the change orders that have been made to the drawings and/or other Know-How to the date hereof.
Updates, modifications, changes and additions to the Know-How shall be delivered to Licensee as Licensor shall make and develop such updates, modifications, changes and additions.

	4.      Financial Terms; Royalties.
		--------------------------
		(a)     Purchase by Licensee of the Know-How.  Subject to
			------------------------------------
the terms and conditions of this Agreement, Licensee agrees to pay, within ten (10) days after the execution of this Agreement and at such time as the Know-How is delivered to Licensee within said ten (10) day period that complies with the requirements of Subsection 3(d) above and meets the

				       6

satisfaction of Licensee as provided for in said Subsection, the sum of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00), which sum shall constitute consideration for the acquisition of the Know-How.
Licensee shall have the right to deduct from said sum the aggregate amount of One Million One Hundred Ten Thousand Dollars ($1,110,000.00) to be paid by Licensor to Licensee pursuant to the terms of a separate agreement by and between the Licensor and Licensee dated even date herewith, thereby resulting in a net payment to be made by Licensee to Licensor of Two Million One Hundred Forty Thousand Dollars ($2,140,000.00).

		(b)     Purchase by Licensee from Licensor of Licensed
			----------------------------------------------
Products (Exclusive of Catheters).   In the event Licensee elects to
- ---------------------------------
purchase from Licensor Licensed Products excluding Licensor's miniature radiometer temperature sensing device (exclusive of the Catheters), the purchase price to be charged by Licensor to Licensee for each such Licensed Products shall be based upon the terms set forth in a certain letter from Kenneth Carr, President of Licensor, to Raymond Neag, Executive Vice President of Licensee, which letter is dated April 3, 1996 and a copy of which is attached hereto marked Exhibit "C" and made a part hereof; provided, however, that in no event shall the purchase price for each of the twenty (20) Licensed Products referred to in Subsection 3(b)(i) exceed the sum of Twenty-Four Thousand Dollars ($24,000.00). One-third (1/3) of such purchase price shall be paid at the time any order for such Licensed Products is placed by Licensee with Licensor; a second one-third (1/3) of the purchase price shall be paid upon receipt of such Licensed Products by Licensee; and the remaining one-third (1/3) of the purchase price shall be paid within thirty (30) days thereafter.

				       7

		(c)     Royalty for Licensed Products (Exclusive of
			-------------------------------------------
Catheters) Manufactured by Licensee.  In the event that Licensee manufactures
- -----------------------------------
Licensed Products (which shall not include Licensor's miniature radiometer temperature sensing device), then Licensee shall pay to Licensor throughout the term of this Agreement a royalty on each such Licensed Products (exclusive of any Catheters) manufactured by and sold or otherwise disposed of by Licensor equal to the greater of (i) ten percent (10%) of the net selling price of said Licensed Products (exclusive of any Catheters), or
(ii) Six Hundred Dollars ($600.00) for each such Licensed Products
(exclusive of any Catheters) manufactured by Licensee sold or otherwise disposed of to a third party.

		(d)     Other Royalties.  In addition to the consideration
			---------------
to be paid by Licensee to Licensor as hereinabove provided, Licensee shall pay Licensor additional running royalties throughout the term of this Agreement of three percent (3%) of the net selling price of the Catheters containing a microwave antenna for use in Licensed Products not containing a miniature radiometer temperature sensing device; or five percent (5%) of the net selling price of the Catheters containing a microwave antenna for use in Licensed Products with a radiometer.

		(e)     Determination of Net Selling Price.  The term "Net
			----------------------------------
Selling Price" as used in Subsections (c) and (d) above, shall mean Licensee's invoice prices to its customers for Licensed Products and/or Catheters containing a microwave antenna (with or without a radiometer) shipped to its customers during the term of this Agreement; exclusive of promotional samples, whether by sale, rental, lease, license or otherwise, less only sales commissions to dealers, returns, uncompleted on-approval sales, shipping charges and sales, use and excise taxes and customs duties separately stated on invoices to Licensee's customers.

				       8

		(f)     Method of Payment; Books and Records.  The royalties
			------------------------------------
shall be paid to Licensor in accordance with the following terms and conditions:

			(i)     Statements.  Royalties payable pursuant to
				----------
Subsections (c) and (d) above shall be paid quarterly within thirty (30) days following the end of quarterly periods ending November 30, February 28, May 31 and August 31 of each year of the term of this Agreement. Licensee shall accompany each payment with a statement showing in reasonable detail all shipments of Licensed Products and Catheters containing a microwave antenna (with or without a radiometer) made during such period and all royalties which are payable by virtue of such shipments.

			(ii)    Books and Records.  Licensee shall keep and
				-----------------
maintain accurate and complete books and records relating to all matters affecting royalties payable hereunder. Licensor shall have the right, at reasonable times and on reasonable notice, to audit such books at Licensee's offices. Licensee shall be required to retain records relating to royalties paid to Licensee no more than five (5) years after payment in accordance with Subsection (f)(i) above. Except as may be required in connection with the resolution of any dispute arising under this Agreement, Licensor shall keep in confidence all information furnished to it, either in the form of the statement of royalties delivered by Licensee or any information which Licensor might gain or gather from the examination or audit of Licensee's books, except as may be required to be disclosed by Licensor in compliance with law or regulation. If any audit discloses any error, the parties shall by appropriate payment forthwith adjust the same.

			(iii)   Currency; Exchange Rate.  The amounts
				-----------------------
payable hereunder shall be paid by a check drawn in United States dollars. To the extent required under this Agreement, all amounts stated in a

				       9

currency other than United States dollars shall be translated into United States dollars applying the conversion rate of exchange prevailing in New York on the last day of the month preceding the month in which any such computation must be made. If payment of any sum is blocked by governmental decree or order, payment of sums may, at the Licensee's election, be deferred until such time as such transfer is no longer blocked.

	5.      Rights and Responsibilities of Parties.
		--------------------------------------
		(a) Licensee shall be responsible for all Catheter product development, marketing and support activities and the expenses attendant thereto, and Licensor shall conduct such other product development on the Licensed Products, exclusive of the Catheter, all as from time to time agreed to in writing by Licensee and Licensor; provided, however, that as concerns Licensor's miniature radiometer temperature sensing device, Licensor, at its own cost and expense, may conduct such additional product development as Licensor may, from time to time, desire.

		(b) Rights to all developments in Licensee-funded myocardial tissue ablation program, including improved antenna designs and improved diplexer, which can be used for myocardial tissue ablation, shall be owned jointly by Licensor and Licensee. Such rights shall not be included in the Patent Rights covered by this Agreement but Licensor will be free to use any such developments without charge in fields other than myocardial tissue ablation.

		(c) Licensee shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents to the inventions and/or improvements relating to myocardial tissue heating/ablation with microwave radiation, but such responsibility shall not apply to Licensor's miniature radiometer temperature sensing device.

				       10

Licensor shall cooperate with Licensee in the preparation and/or execution of any documents, including patent applications, which, in the opinion of counsel for Licensee, is necessary to protect Licensee's interests in said inventions and/or improvements.

	6.      Term and Termination.
		--------------------
		(a)     Term.  Unless sooner terminated, this Agreement
			----
shall remain in effect until the expiration of the last to expire of any patents covered by Licensor's Patent Rights. Licensee shall have the right to terminate this Agreement upon the second anniversary date of the Effective Date of this Agreement and at any time thereafter upon sixty
(60) days written notice to Licensor.

		(b)     Termination for Breach.  If either party shall
			----------------------
materially breach or default under this Agreement, the other party may give written notice of its intention to terminate this Agreement, stating in reasonable detail the nature of the breach or default. If the party in breach or default fails to cure or remedy its breach or default within ninety (90) days (thirty (30) days in the case of a default in the payment of royalties), the other party may, while such breach or default continues, terminate this Agreement forthwith on written notice.

		(c)     Final Accounting.  Within thirty (30) days of
			----------------
termination, Licensee shall provide Licensor with a final accounting of the Licensed Products made through the effective date of termination and pay royalties then due hereunder.

		(d)     Termination for Lack of Marketing.  In the event
			---------------------------------
Licensee does not commercially market the Licensed Products within one year of FDA approval, or after having commercially marketed, ceases to commercially market the Licensed Products for a two (2) year continuous

				       11

time interval during the term of this Agreement, Licensor may terminate this Agreement forthwith upon written notice.

		(e)     Reversion of Rights.  Upon any termination under
			-------------------
this Section 6, except a termination caused by Licensor's breach, all rights of Licensee to Exclusive Supply under this Agreement shall revert to Licensor. In addition, upon termination, Licensor shall receive an option to an exclusive worldwide license to market, sell and/or dispose of Licensee's technology rights to Licensed Products, including improved antenna designs and improved diplexers for myocardial ablation. Within ninety (90) days of termination, Licensor shall provide Licensee with written notice that Licensor desires such a license, and Licensor shall agree to negotiate in good faith towards the execution of said license agreement. If Licensor and Licensee having so negotiated in good faith shall not have executed such a definitive agreement within sixty (60) days of Licensor's termination, then Licensee shall thereafter be entitled to license their technology rights to any person upon terms no more favorable than those offered to Licensor, and in the event such a license is issued, Licensor's rights under this Section to Licensee's technology rights to the Licensed Products shall thereupon terminate.

	7.      Relationship.  Nothing contained in this Agreement shall be
		------------
construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint ventures, nor shall anything herein (except as otherwise specifically provided) render either party liable for the debts and obligations of the other, it being understood and agreed that the only relationship between the parties is that of Licensor and Licensee.

				       12

	8.      Assignment.  Except as hereinafter provided, and so long as
		----------
this Agreement is in effect, Licensee may not assign or sublicense its rights or obligations under this Agreement, without the prior written consent of Licensor, which consent shall not be unreasonably withheld. Notwithstanding the aforesaid, Licensee shall have the right to assign its rights and obligations under this Agreement as a part of a sale of substantially all of the assets of Licensee or by operation of laws in the case of a merger involving Licensee.

	9.      Waiver.  None of the terms of this Agreement may be waived
		------
or modified except by an express agreement in writing signed by both parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of is rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights.

	10.     Infringement.
		------------
		(a)     Infringement by Third Parties.  In the event any
			-----------------------------
patents within the Patent Rights shall be infringed or appear to be infringed by third parties so as to subject Licensee to substantial unlicensed competition, the parties agree to cooperate in efforts to abate the infringement or otherwise settle the matter. Licensor shall have the first right, but not the obligation, to notify the infringer and/or to initiate legal proceedings to abate the infringement. Licensee may elect to join in any such legal proceedings. In the event Licensor has not initiated such legal proceedings within six (6) months after becoming aware of the infringement, then Licensee may initiate such legal proceedings on its own behalf, and, thereafter, Licensor may elect to join in those

				       13

proceedings. Any recovery or proceeds from settlement shall be shared between Licensor and Licensee in proportion to the expenses of the proceedings borne by each party.

		(b)     Third Party Patents.  To the best of Licensor's
			-------------------
present knowledge, information and belief, no adversely owned patents will be infringed by Licensee's activities pursuant to this Agreement. In the event Licensee's activities pursuant to this Agreement result in the filing of an action for infringement against Licensee, based on an adversely owned patent, Licensee may defer fifty percent (50%) of the obligation to pay royalties under Section 4(d), to the extent of Licensee's legal expenses until the withdrawal of the claim of infringement.

		(c)     Additional Patents.  Licensor represents that all
			------------------
of its patents and patent applications that relate to the Licensed Products or any component thereof and to any apparatus or process useful for the manufacture of any or all of the Licensed Products are listed on Exhibit "D", attached hereto and incorporated herein by reference thereto.
Licensee represents that all of its patents and patent applications pertaining to the developments referred to in Subsection 5(b) above are listed on Exhibit "D".

	11.     Warranty of Title.  Licensor warrants that it is the owner
		-----------------
of all right, title and interest in and to the Patent Rights and has the right to grant the rights and licenses provided Licensee under this Agreement.

	12.     No Warranty.  Unless specifically provided to the contrary
		-----------
in this Agreement, nothing herein shall be construed as a warranty or representation by Licensor as to the validity or scope of any patent; or that manufacture, use, distribution or sale of Licensed Products shall be

				       14

free from infringement or patents; or conferring by implication, estoppel or otherwise upon Licensee any license or other right except the rights expressly granted hereunder.

	13.     Patent Marking.  Licensee shall plainly mark Licensed
		--------------
Products or packaging for the same shipped to customers in the United States or countries outside of the United States and all promotional literature referring to such Licensed Products with a patent notice identifying the patents within the Patent Rights in a manner which complies with the laws pertaining thereto.

	14.     Confidentiality.
		---------------
		(a) Both parties will treat as confidential all information furnished to the other party which the furnishing party has designated as "Confidential". For the purpose of this Agreement, the Know-How furnished by Licensor to Licensee shall be treated as confidential information. For the terms of this Agreement and three (3) years following termination, both parties will not disclose or make available "Confidential" information to any third party without the other party's prior written permission.

		(b) The obligations of confidentiality under this Section shall survive the termination of this Agreement. The obligations of confidentiality do not apply to any information or Know-How which:

			(i) can be demonstrated by written records that the information was known to the party receiving the information prior to receipt thereof from the other party; or

			(ii)    was or becomes a matter of public
information or publicly available through no act or failure to act on the part of the party receiving the information; or

				       15

			(iii) is acquired in good faith by the party receiving the information from a third party entitled to disclose the information to it; or

			(iv)    is required by law or court order to be
disclosed.

		(c) Licensor acknowledges that it is aware that in the event that Licensee decides to manufacture Licensed Products, other than Licensor's miniature radiometer temperature sensing device, and use the Know-How in connection therewith, Licensee will acquire various parts and components for such Licensed Products from third party vendors (although final assembly and manufacture will be conducted at one or more plants of Licensee), and Licensor agrees that Licensee may acquire various parts and components for such Licensed Products from third party vendors. In such event, Licensee agrees to obtain a confidentiality agreement from such third party vendors similar to the provisions set forth in the within Section.

	15.     Entire Agreement.  This Agreement and the Exhibits attached
		----------------
hereto constitute the entire agreement between the parties with respect to the subject matter hereof. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement. It is the intention of the parties that this Agreement supersedes and replaces in full the Prior Agreement.

	16.     Survival.  All provisions of this Agreement relating to
		--------
confidentiality or the rights and obligations of the parties after termination of this Agreement shall be deemed to survive such termination.

	17.     Notices.  All notices, reports and other documents provided
		-------
for herein shall be deemed to have been given or made when received by Certified Mail, Return Receipt Requested, addressed to the parties at their

				       16

respective addresses set forth above or such other addresses as either of the parties hereto may designate in writing to the other from time to time for such purpose.

	18.     Construction.  The operation and interpretation of this
		------------
Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. The titles of the Sections of this Agreement are for convenience only and shall not define or limit any of the terms or provisions hereof.

	19.     Modification.  Any modifications of this Agreement shall be
		------------
in writing and signed by both Licensor and Licensee. Any attempt to modify this Agreement orally or in writing not executed by all parties hereto shall be void.

	20.     Severability.  If any provision hereof is construed to be
		------------
illegal or unenforceable by reason of treaty, statute, regulation or court decision, the offending provision shall be stricken without affecting the rest of the Agreement unless the striking of the offending provision would render further operations under the Agreement substantially impossible or so one-sided as to lack substantial mutuality.

	THE PARTIES have duly executed this Agreement in duplicate executed counterparts, effective the date first above written.

					 MICROWAVE MEDICAL SYSTEMS, INC.

    May 30, 1996                      By:    /s/ Kenneth L. Carr
    ------------                         -------------------------------
	Date                                      (signature)

				      President and Chief Executive Officer


					       ARROW INTERNATIONAL, INC.

				      By:    /s/ Marlin Miller, Jr.
    ------------                         -------------------------------
	Date                                          (signature)

						    President

				       17


			     Exhibit "A"

		  LICENSE AND EXCLUSIVE SUPPLY AGREEMENT
		  --------------------------------------
   THIS AGREEMENT entered into this 22nd day of September, 1993, between MICROWAVE MEDICAL SYSTEMS, INC., 9 Goldsmith Street, Littleton, Massachusetts 01460-1088 ("Licensor"), and ARROW INTERNATIONAL, INC., a Pennsylvania Corporation having a place of business at 3000 Bernville Road, Reading Pennsylvania 19605 ("Licensee").

   WHEREAS, Licensee is engaged in the manufacture and sale of medical and scientific products for and to the medical profession and others; and

   WHEREAS, Licensor is the owner of all rights in U.S. Patent No. 4,583,556 to a Microwave Applicator/Receiver Apparatus and Japanese Patent No. 1426077 and has the right to grant an exclusive license under the patents and any patents issuing on applications which claims priority from the applications which form the basis for said patents; and

   WHEREAS, Licensor manufactures and develops microwave generators/receivers/diplexers and has developed a miniaturized radiometer, and

   WHEREAS, Licensee is desirous of acquiring an exclusive license and worldwide exclusive supply of said microwave generators/receivers/diplexers for use in the field of myocardial tissue ablation; and

   WHEREAS, Licensee has assisted in funding Licensor's development of improved antennae designs for use with cardiac ablation catheters, and Licensor desires to manufacture for Licensee products with said improved designs; and

   WHEREAS, Licensor and Licensee also wish to continue the development of products for microwave heating/ablation of tissue.

   NOW, THEREFORE, in consideration of the above premises and mutual covenants and conditions herein contained, the parties intending to be legally bound agree as follows:

   1.      Definitions.
	   -----------
	   (a) Whenever used in this Agreement, unless otherwise indicated in the context, the following terms shall have the meanings defined in this Article 1.

	   (b) Patent Rights means all Licenser's U. S, Japanese and other patents, (including U.S. Patent No. 4,583,556 and Japanese Patent 1426077 attached hereto as Exhibit "A") now, or during the term of this Agreement hereafter issued, relating to the Licensed Products and to any apparatus or process useful for the manufacture of any or all of the Licensed Products..

	   (c)     Licensed Products means a microwave
generator/receiver/diplexer device, including a disposable catheter, containing a microwave antenna used for ablation/heating of myocardial tissue.

   2.      License.
	   -------
	   (a) Licensor hereby grants, and Licensee hereby accepts, upon the terms and conditions set forth in this Agreement, the exclusive license to make, have made, use, sell, and put into use Licensed Products under the Patent Rights.

	   (b)     Modifications by Licensee: Licensee may, in such manner
		   -------------------------
as it deems fit and at its sole cost and expense, modify, alter, change or improve any component or assembly of components which comprise the Licensed Products and use the same, by itself or in combination with any other product, component, or assembly of components provided, however, that such modifications, alterations, changes or improvements shall not excuse Licensee from its obligation to pay royalties hereunder so long as such products are covered by the Patent Rights.

								      2

   3.      License Fees.
	   ------------
	   Licensee shall pay to Licensor the following royalties:

	   (a)     a running royalty throughout the term of this License
Agreement of:

		   3% of net selling price of the disposable catheters containing a microwave antenna for use in Licensed Products; or

		   5% of net selling price of the disposable catheters containing a microwave antenna for use in Licensed Products with a radiometer.

   4.      Financial Terms.
	   ---------------
	   (a)     Net Selling Price: as used in paragraph 3 (a) above,
		   -----------------
shall mean Licensee's invoice prices to its customers for Licensed Products shipped to its customers during the term of this Agreement; exclusive of promotional samples, whether by sale, rental, lease, license or otherwise, less only sales commissions to dealers, returns, uncompleted on-approval sales, shipping charges and sales, use and excise taxes and customs duties separately stated on invoices to Licensee's customers.

	   (b)     Method of Payment: Books and Records: The License Fees
		   ------------------------------------
shall be paid to Licensor in accordance with the following terms and conditions:

		   (i)     Statements: Royalties payable pursuant to
			   ----------
paragraph 4 shall be paid quarterly within thirty (3 0) days following the end of quarterly periods ending November 3 0, February 28, May 3 1 and August 3 1 of each year of the term of this Agreement. Licensee shall accompany each payment with a Statement showing in reasonable detail all shipments of Licensed Products made during such period and all Licensee Fees which are payable by virtue of such shipments.

		   (ii)    Books and Records: Licensee shall keep and
			   -----------------
maintain accurate and complete books and records relating to all matters affecting License Fees payable hereunder. Licensor shall have the right, at reasonable times and on reasonable notice, to audit such books at Licensee's offices. Licensee shall be required to retain records relating to Licensed

								  3

Products for which payment has been made hereunder no more than five (5) years after payment in accordance with paragraph 4(b)(i). Except as may be required in connection with the resolution of any dispute arising under this Agreement, Licensor shall keep in confidence all information furnished to it, either in the form of the Statement of License Fees delivered by Licensee or any information which it might gain or gather from the examination or audit of Licensee's books, except as may be required to be disclosed by Licensor in compliance with law or regulation. If any audit discloses any error, the parties shall by appropriate payment forthwith adjust the same.

		   (iii)   Currency; Exchange Rate: The amounts payable
			   -----------------------
hereunder shall be paid by a check of the party drawn in United States dollars. To the extent required under this Agreement, all amounts stated in a currency other than United States dollars shall be translated into United States dollars applying the conversion rate of exchange prevailing in New York on the last day of the month preceding the month in which any such computation must be made. If payment of any sum is blocked by governmental decree or order, payment of sums may, at the Licensee's election, be deferred until such time as such transfer is no longer blocked.

   5.      Exclusive Supply.
	   ----------------
	   During the term of this Agreement, Licensor will work only with Licensee in the development of devices for microwave heating/ablation of myocardial tissue, and will supply Licensee ONLY with microwave generators/receivers/diplexers and radiometers for use in myocardial tissue heating/ablation.

	   Each generator/receiver/diplexer or radiometer shall be sold by Licensor to Licensee at a price equal to 1.5 times the cost of manufacture of such generator/receiver/diplexer or radiometer. For purposes of this provision, the "cost of manufacture" is defined as the sum of (i) the amount paid by Licensor to its suppliers for purchased components for the generator/receiver/diplexer or radiometer, plus (ii) Licensor's direct labor and (iii) Licensor's manufacturing overhead reasonably allocable to the assembly of the generator/receiver/diplexer or radiometer.

								    4

   6.      Rights and Responsibilities of Parties:
	   --------------------------------------
	   (a) Licensee shall be responsible for all product development, marketing and support activities and the expense attendant thereto.

	   (b) Rights to all developments in Licensee-funded myocardial tissue ablation program, including improved antenna designs and improved diplexer, which can be used for myocardial tissue ablation, shall be owned jointly by Licensor and Licensee. Such rights shall not be included in the Patent Rights covered by this Agreement but Licensor will be free to use any such developments without charge in fields other than myocardial tissue ablation.

	   (c) Licensee shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents to the inventions and/or improvements relating to tissue heating/ablation with microwave radiation. Licensor shall cooperate with Licensee in the preparation and/or execution of any documents, including patent applications, which, in the opinion of counsel for Licensee, is necessary to protect Licensee's interests in said inventions and/or improvements.

   7.      Term and Termination.
	   --------------------
	   (a)     Term: Unless sooner terminated, this Agreement shall
		   ----
remain in effect until the expiration of the last to expire of any patents covered by Licensor's Patent Rights. Licensee shall have the right to terminate this Agreement upon the second anniversary date of the Effective Date of this Agreement and at any time thereafter upon sixty (60) days written notice to Licensor.

	   (b)     Termination for Breach: If either party shall materially
		   ----------------------
breach or default under this Agreement, the other party may give written notice of its intention to terminate this Agreement, stating in reasonable detail the nature of the breach or default. If the party in breach or default fails to cure or remedy its breach or default within ninety (90) days (thirty (30) days in the case of a default in the payment of royalties), the other party may, while such breach or default continues, terminate this Agreement forthwith on written notice.

	   (c)     Final Accounting: Within thirty (30) days of
		   ----------------
termination, Licensee shall provide Licensor with a final accounting of the Licensed Products made through the effective date of termination and pay royalties then due hereunder.

	   (d)     Termination for Lack of Marketing: In the event Licensee
		   ---------------------------------
does not commercially market the Licensed Product within one year of FDA approval, or after having commercially marketed, ceases to commercially market the Licensed Products for a two year continuous time interval during the term of this Agreement, Licensor may terminate this Agreement forthwith upon written notice.

	   (e)     Reversion of Rights: Upon any termination under this
		   -------------------
Section 7, except a termination caused by Licensor's breach, all rights of Licensee to Patent Rights and Exclusive Supply under this Agreement shall revert to Licensor. In addition, upon termination, Licensor shall receive an option to an exclusive world-wide license to market, sell and/or dispose of Licensee's technology rights to Licensed Products, including improved antenna designs and improved diplexers for myocardial ablation. Within ninety (90) days of termination, Licensor shall provide Licensee with written notice that Licensor desires such a license, and Licensor and Licensee shall agree to negotiate in good faith towards the execution of said license agreement. If Licensor and Licensee having so negotiated in good faith shall not have executed such a definitive agreement within sixty (60) days of Licensor's termination, then Licensee shall thereafter be entitled to license their technology rights to any other person upon terms no more favorable than those offered to Licensor, and in the event such a license is issued, Licensor's rights under this paragraph to Licensee's technology rights to Licensed Products shall thereupon terminate.

   8.      Relationship.
	   ------------
	   Nothing contained in this Agreement shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint ventures, nor shall anything herein (except as otherwise specifically provided) render either party liable for the debts and obligations of the other, it being understood and agreed that the only relationship between the parties is that of Licensor and Licensee.

   9.      Assignment.
	   ----------
	   Licensee may not assign its rights or obligations under this Agreement, without the prior written consent of Licensor, which may not be unreasonably withheld.

   10.     Waiver.
	   ------
	   None of the terms, of this Agreement may be waived or modified except by an express agreement in writing signed by both parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights.

   11.     Infringement.
	   ------------
	   (a)     Infringement by Third Parties: In the event any patents
		   -----------------------------
within the Patent Rights shall be infringed or appear to be infringed by third parties so as to subject Licensee to substantial unlicensed competition, the parties agree to cooperate in efforts to abate the infringement or otherwise settle the matter. Licensor shall have the first right, but not the obligation, to notify the infringer and/or to initiate litigation or legal proceedings to abate the infringement. Licensee may elect to join in any such legal proceedings. In the event Licensor has not initiated such legal proceedings within six (6) months after becoming aware of the infringement, then Licensee may initiate such legal proceedings on its own behalf, and, thereafter, Licensor may elect to join in those proceedings. Any recovery or proceeds from settlement shall be shared between Licensor and Licensee in proportion to the expenses of the proceedings borne by each party.

	   (b)     Third Party Patents: To the best of Licensor's present
		   -------------------
knowledge, information and belief no adversely owned patents will be infringed by Licensee's activities pursuant to this Agreement. In the event Licensee's activities pursuant to this Agreement result in the filing of an action for infringement against Licensee, based on an adversely owned patent, Licensee may defer fifty (50) percent of the payments due under paragraph 4(a) and the obligation to pay royalties under paragraph 3, to the extent of Licensee's legal expenses until the withdrawal of the claim of infringement.

   12.     Warranty of Title.
	   -----------------
	   Licensor warrants that it is the owner of all right, title and interest in and to the Patent Rights and has the right to grant the rights and licenses provided Licensee under this Agreement.

   13.     No Warranty.
	   -----------
	   Unless specifically provided to the contrary in this Agreement, nothing herein shall be construed as a warranty or representation by Licensor as to the validity or scope of any patent; or that manufacture, use, distribution or sale of Licensed Products shall be free from infringement of patents; or conferring by implication, estoppel or otherwise upon Licensee any license or other right except the rights expressly granted hereunder.

   14.     Patent Marking.
	   --------------
	   Licensee shall plainly mark Licensed Products or packaging for the same shipped to customers in the United States or countries outside of the United States and all promotional literature referring to such Licensed Products with a patent notice identifying the patents within the Patent Rights in a manner which complies with the laws pertaining thereto.

   15.     Confidentiality.
	   ---------------
	   (a) Both parties will treat as confidential all information furnished to the other party which the Punishing party has designated as "Confidential". For the terms of this Agreement and three (3) years following termination, both parties will not disclose or make available 'Confidential' information to any third party without the other party's prior written permission.

	   (b) The obligations of confidentiality under this Article shall survive the termination of this Agreement. The obligations of confidentiality do not apply to any information which:

		   (i) can be demonstrated by written records that the information was known to the party receiving the information prior to receipt thereof from the other party;

		   (ii) was or becomes a matter of public information or publicly available through no act or failure to act on the part of the party receiving the information; or

		   (iii) is acquired in good faith by the party receiving the information from a third party entitled to disclose the information to it; or

		   (iv)    is required by law or court order to be
disclosed.

   16.     Entire Agreement.
	   ----------------
	   This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement.

   17.     Survival.
	   --------
	   All provisions of this Agreement relating to confidentiality or the rights and obligations of the parties after termination of this Agreement shall be deemed to survive such termination.

   18.     Notices.
	   -------
	   All notices, reports and other documents provided for herein shall be deemed to have been given or made when received by Certified Mail, Return Receipt Requested, addressed to the parties at their respective addresses set forth above or such other addresses as either of the parties hereto may designate in writing to the other from time to time for such purpose.

   19.     Construction.
	   ------------
	   The operation and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. The titles of the Sections of this Agreement are for convenience only and shall not define or limit any of the terms or provisions hereof.

   20.     Modification.
	   ------------
	   Any modifications of this Agreement shall be in writing and signed by both Licensor and Licensee. Any attempt to modify this Agreement orally or in writing not executed by all parties hereto shall be void.

   21.     Severability.
	   ------------
	   If any provision hereof is construed to be illegal or unenforceable by reason of treaty, statute, regulation or court decision, the offending provision shall be stricken without affecting the rest of the Agreement unless the striking of the offending provision would render further operations under the Agreement substantially impossible or so one-sided as to lack substantial mutuality.

   THE PARTIES have duly executed this Agreement in duplicate executed counterparts, effective the date first above written.


					MICROWAVE MEDICAL SYSTEMS, INC.

      9/22/93                              By:   /s/ KENNETH L. CARR
     ---------                                   --------------------
	Date                                         (signature)

						     KENNETH L. CARR
					    Title: President and Chief
						   Executive Officer


					   ARROW INTERNATIONAL, INC.

      9/22/93                              By:   /s/ MARLIN MILLER, JR.
     ---------                                   ----------------------
	Date                                         (signature)

						     MARLIN MILLER, JR.
						     Title:  President



NAB:mak
051293
								  10


				Exbibit "B"

UNITED  STATES  PATENT  [19]         [11] PATENT NUMBER:  4,583,556

HINES  ET  AL.                       [45] DATE OF PATENT:  APR. 22, 1986

- ---------------------------------------------------------------------

[54]    MICROWAVE APPLICATOR/RECEIVER
	APPARATUS

[75]    Inventors:      Marion E. Hines; Robert J. Bielawa;
			Robert 0. Geoffroy, all of Middlesex
			County, Mass.

[73]    Assignee:       M/A-Corn, Inc., Burlington. Mass.

[21]    Appl. No.:      449,389

[22]    Filed:          Dec. 13, 1982

[51]    Int. Cl. ............................................  A61N 1/40
[52]    U.S. Cl. ....................................  128/804; 128/798;
								 129/784

[58]    Field of Search .......................  128/804, 784, 786, 399,
			  128/401, 421, 422; 219/10.55 R, 10.55 A, 10.55
						       M, 10.55 F, 10.81

[56]                       REFERENCES CITED

			U.S. PATENT DOCUMENTS

		4,154,246  5/1979 LeVeen ............  128/804

		      FOREIGN PATENT DOCUMENTS

	    2027594  2/1980   United Kingdom ........  128/798



Primary Examiner-Edward M. Coven
Attorney, Agent, or Firm-Wolf, Greenfield & Sacks

[57]
			       ABSTRACT

A microwave applicator for applying microwave energy to living tissue for providing uniform heating with out hot spots. The applicator includes a first electrical conductor and a second electrical conductor substantially shielding the first conductor in a transmission line configuration capable or propagating microwave energy in a frequency band suitable for heating living tissue. The first conductor has an unshielded portion extending a distance beyond the second conductor and there is additionally provided a coil as a third electrical conductor surrounding the extending portion of the first conductor and connected between the ends of the first and second conductors. The applicator is preferably configured for insertion through an opening into the body and includes a substantially smooth dielectric sleeve covering the coil of the third conductor.

			7 Claims, 4 Drawing Figures

				 4,583,556

			  MICROWAVE APPLICATOR/RECEIVER
				  APPARATUS

				INTRODUCTION

   This invention relates in general to methods and means for hypothermal medical treatment. More particularly the invention discloses an applicator for applying microwave energy to living tissue within a human or animal body for uniformly heating such tissue without "hot spots", and a novel method for achieving such uniform heating, to any desired temperature in a range including temperatures which will destroy tumorous tissue while being safe for viable tissue.
   Prior known applicators for this purpose are in the configuration of a simple coaxial monopole (illustrated at FIG. 2(a) of the accompanying drawings), which is characterized by intense heating in a region where the inner and outer conductors are close together; FIG. 2(a) illustrates the isothermal field lines of that kind of applicator.
   The following prior art is noted:
   Kraus "ANTENNAS", McGraw-Hill 1950, chapter 7, Sec. 7-16, pages 213-
      215; U.S. Pat. No. 3,014,791-Dec. 26, 1961-Benzing, et al.

			     SUMMARY OF THE INVENTION

   Accordingly, it is an object of the invention to provide an applicator sufficiently small, especially sufficiently thin, so that it may be inserted into the body for hypothermal medical treatment purposes. Such purposes include measurement of local temperature differences by radiometry, and heating of living tissue by application of RF energy.
   Another object of the present invention is to provide an applicator which heats the active zone of tissue uniformly, avoiding the creation of "hot spots" which could burn tissue and cause pain.
   In accordance with the present invention, an applicator is made of a first electrical conductor and a second electrical conductor substantially shielding said first conductor in a transmission line configuration capable of propagating microwave energy in a frequency band suitable for heating living tissue; the first conductor has an unshielded portion extending a distance beyond said second conductor; and a coil of a third electrical conductor surrounding the extending portion of the first conductor is connected between the ends of the first and second conductors. This arrangement is capable of providing a pattern of microwave radiation into living tissue which pattern is characterized by substantially uniform non-burning intensity distribution over a prescribed spatial distribution within said tissue. The applicator is configured for insertion through an opening into said body, and it includes a substantially smooth dielectric sleeve covering the coil of the third conductor.

		    BRIEF DESCRIPTION OF THE DRAWINGS

   Numerous other objects, features and advantages of the invention should now become apparent upon a reading of the following detailed description taken in conjunction with the accompanying drawing, in which:
   FIG. 1 is a side-sectional view or an applicator according to the invention;
   FIGS. 2(a) and (b) are sketches showing isothermal lines in the radiation fields of the prior-known coaxial monopole applicator referred to above and the applicator of FIG. 1. respectively; and
   FIG. 3 is a side-sectional view. partly schematic, of a two-frequency applicator according to the invention.

			   DETAILED DESCRIPTION

The applicator shown in FIG. 1 is the heating tip 10 of a unit intended to be inserted into a body cavity or duct for heating living tissue within the body with radio-frequency energy in a microwave frequency band, fixed to an end of a coaxial line 12. The coaxial line comprises the usual center conductor 14, outer conductor 16 and dielectric 18 between them. This is the RF input to the heating tip 10. The outer conductor 16 is removed to expose an end portion 15 of the inner conductor 14. A coil of a third conductor 17 surrounds the end portion 15 and dielectric 18 which envelopes it; the third conductor is, by conductive connection, connected in series between the end 19 of the outer conductor and the end 21 (radial conductor) of the end portion
15. A smooth insulating dielectric sleeve 22 surrounds the heating tip 10 and the immediately-adjacent portion of the outer conductor 16.
   When the applicator of FIG. 1 is inserted into living tissue and microwave-frequency energy is applied to the coaxial line 12, local RF heating of the surrounding tissue will occur, the temperature reached in the tissue depending on many known factors such as power, inverse-square law radiation decrements, etc. FIGS. 2(a) and (b) respectively illustrate the approximate field pattern of a prior art applicator as compared with an applicator constructed in accordance with the present invention. In FIG. 2(b) reference characters similar to those in FIG.
1 are used; in FIG. 2(a) the coaxial line section 12 is coupled at the center conductor 14 to a monopole 30, which is free of the outer conductor 16. A high-voltage gradient exists between the monopole 30 and the outer conductor 16 where they are closest together; i.e.: between a circular locus A at the end of the outer conductor 16 and a circular locus B on the monopole 30 which is nearest to it. The radiation field is strongest between these two loci, and tapers off in strength between regions of the outer conductor 16 and monopole 30 which are progressively further apart. Thus, the isothermal lines T1, T2-Tn, shown in FIG. 2(a) show that the temperature achieved in tissue in contact with the applicator varies along the applicator, with the potential for an excessively hot ring in the annular region between locus A and locus B. This puts a limit on how much power can be applied to the RF input for heating tissue more remote from the applicator.
   Referring to FIG. 2(b). the isothermal lines T1 and T2 indicate that heating of tissue surrounding the applicator is more nearly uniform along the applicator. The coil 17 is electrically connected at its ends to the inner and outer conductors, respectively, and there is no region axially along the heating tip 10 where the RF field is substantially stronger than in any other region. Thus the isothermal line T1 representing the highest temperature nearest to the applicator, is nearly flat throughout the axial extent of the heating tip. Direct electrical connections at the ends of the third conductor 17 eliminate any Field build-up at the heating tip. Thus, with an applicator of the invention, RF power can be increased without causing a hot spot, or a hot ring: The power can be raised substantially entirely in accordance with what temperature the user desires to achieve in


			       4,583,556
surrounding tissue for hypothermal medical purposes. Alternatively, an applicator according to the invention is a superior detector of heat being radiated from within the surrounding tissue, in that the predictably uniform radiation field indicated in FIG. 2(b) enables more reliable location or a source of heat within the tissue.
   In brief, applicators according to the invention can provide a more uniform heating or detection measurement of temperature over a wider zone of the human body than has heretofore been possible. Such improved capability is thought to be useful for detection and possible heat treatment of cancer sites within living tissue.
   In FIG. 3 the first coaxial line section 12 of FIG. 1 is surrounded by a second coaxial line section 42, the outer conductor 16 of the first section 12 being the inner conductor of the second section 42. The conductor 46 of the second section is a fourth conductor assembly. A second coil of a fifth conductor 47 surrounds the first coil of the third conductor 17, the fifth conductor being connected between the first conductor 14 and the fourth conductor 46. This is a dual-frequency applicator/probe, the second coil of conductor 47 and outer coaxial line section 42 being intended for use at a lower frequency than the first coil of conductor 17 and inner coaxial line section 12. The coils are similarly connected between the free end 21 of the first inner conductor 14 and the ends of the respective outer conductors 16 and 46.
   The coils of conductors 17 and 47 may be helical, in which event FIG. 3 includes the case of two concentric helices.
   We claim:
   1. For use in medical treatment of living tissue a microwave applicator/receiver device capable of applying microwave-frequency radiant energy to living tissue by way of insertion thereof through an opening into the body and of receiving similar energy radiating from within such tissue while in contact with said tissue, said device comprising an inner electrical conductor and an outer electrical conductor substantially shielding said inner conductor in a non-resonant transmission line configuration capable of propagating microwave energy in a frequency band suitable for heating living tissue, said inner conductor having an unshielded portion extending a distance beyond said outer conductor, and a helical coil surrounding said extending portion of said inner conductor and including first and second means connected between the ends of said outer and

			       4,583,556
inner conductors respectively, for providing a traveling wave pattern of microwave radiation into tissue which pattern is characterized by substantially uniform intensity distribution over a prescribed spatial distribution within said tissue thus providing uniform heating absent hot-spots over the length of said helical coil, said first means providing a conductive connection from the outer conductor to the helical coil, said second means comprising a substantially radial conductor interconnecting the helical coil with the inner conductor extending portion with an absence of any conductor extending axially substantially beyond said helical coil, said helical coil having multiple wire turns each separated from the next by an inter-turn spacing greater than the diameter of the helical conductor wire, the axial length of said helical coil being substantially greater than the diameter of the helical coil, and including a substantially smooth dielectric sleeve covering at least said helical coil.
   2. A device according to claim 1 in which said outer conductor substantially coaxially surrounds said inner conductor.
   3. A device according to claim 2 wherein said substantially smooth dielectric sleeve covers both said helical coil and an immediately-adjacent portion of said outer conductor.
   4. A device according to claim 2 including a third conductor surrounding and spaced from said outer conductor, and a second coil of a fourth electrical conductor surrounding and spaced from said helical coil and connected between the ends of said inner and third conductors, for propagating microwave energy in a second frequency band removed from said first-named frequency band.
   5. A device according to claim 1 in which the outer conductor substantially, coaxially surrounds said inner conductor with said first means providing a direct substantially point conductor contact between the coaxial outer conductor and helical coil.
   6. A device according to claim 1 wherein said radial conductor is slightly curved to provide a smooth conductive transition from the inner conductor to the helical coil.
   7. A device according to claim 1 wherein the helical coil comprises a helix wire having a length substantially greater than a minor fraction of one quarter wavelength at the operating frequency band.


(Translation)

			     Letters Patent

			    Japanese Patent Application No.  234934/1983

			    Japanese Patent Publication No.   32947/1987

Patent No.      1 4 2 6 0 7 7

Title of Invention:     Microwave Applicator/Receiver Apparatus


Patentee:                   63 South Avenue
			    Burlington, Massachusetts
			    U. S. A.

	  Nationality:  The United States of America
			M/A Com, Inc.

Inventor(s):            Marion E. Hines
			Robert J. Bielawa
			Robert 0. Geoffroy

   This is to certify that this invention, having been decided to be patented. has been registered in the Patent Register.

Date:   February 25, 1988
					  Kunio Ogawa        (Seal)
					  Director of Patent Office

			      Exhibit "C"

MMS

						3 April 1996



Mr. Ray Neag.  Executive Vice President
ARROW INTERNATIONAL, INC.
300O Bernville Road
Reading, Pennsylvania  19605

Dear Ray:

Enclosed is a copy of Ned Brewer's letter to Robert Kauffman dated 3 April 1996. In that letter, Ned refers to a "learning curve" to define the maximum unit price for the Ablation System ... stating that I will FAX directly to you. Attached is a copy of that learning curve. This is done to protect Arrow's position on Myocardial Ablation by maintaining a cost to Arrow of 1.5 times MMS's manufacturing cost, while providing a not-to-exceed figure. Arrow would, therefore, pay the lower of the two figures. In the determination of the not-to-exceed figures, it has been assumed that the lap-top computer currently used in the clinical trial units will not be required.

Also suggested is a plan to reduce unit cost by cost-sharing the cost reduction efforts. This is a provision commonly used in military procurement. MMS believes that, working with Arrow, a unit price goal of $12,000. in quantities of 400 is achievable.

In addition, MMS has been awarded a Phase II SBIR Grant entitled "Microwave Device For Myocardial Ablation." This grant provides $750,000. of funding over a period of two (2) years. The purpose of this grant is to investigate the use of microwave radiometry as a temperature sensing technique. I have forwarded (21 March 1996) a copy of the grant submittal to Phil Fleck for his review and, as stated in that letter, "The results of this program could prove of significant to Arrow's Myocardial Ablation Program."

I believe that Arrow will be very successful on this program, and we look forward to working with you.

If you have any questions, please do not hesitate to call.

				       Very truly yours,

				       MICROWAVE MEDICAL SYSTEMS, INC.

				    By:   /s/ Kenneth L. Carr
					       (signature)

					      Kenneth L. Carr
					   President and Chief
					    Executive Officer
KLC/g

Encl.


Learning Curve Graph
The price per unit is defined as the not-to-exceed price for a given release. For example: The not-to-exceed price for a release of 160 units will be $17,519.

                        Quantity                 Per Unit Price
                          20                        $24,031
                          40                        $21,628
                          80                        $19,465
                         160                        $17,519
                         320                        $15,767


			       EXHIBIT "D"

A. Patents and patent applications of Licensor relating to the Licensed products or any component thereof.

      1. U.S. Patent 4,583,556, dated April 22, 1996, Pertaining to a Microwave Applicator/Receiver Apparatus,

      2. Japanese Patent #1426077, dated February 25, 1998, for a Microwave Applicator/Receiver Apparatus.

B. Patent and patent applications of Licensee pertaining to developments referred to in Subsection 5(b):

      1. U.S. Patent application filed May 15, 1995 pertaining to Microwave Antenna Catheter, PCT application filed for European continent, Canada and Japan.